Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-212888, 333-183339, 333-166978, 333-151079, 333-135126, 333-145843, 333-265750) on Form S-8, and the registration statement (No. 333-233676) on Form S-3 of our reports dated March 6, 2025, with respect to the consolidated financial statements and financial statement schedule II of ModivCare Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado
March 6, 2025